ONELIFE TECHNOLOGIES CORP.

Pro-Forma Consolidated Financial Statements

(unaudited)

Pro-Forma Balance Sheet as at October 31, 20172

Pro-Forma Statements of Operations for the year ended April 30, 20173

Pro-Forma Statements of Operations for the six months ended October 31, 20174

Notes to the Pro-Forma Financial Statements 5

ONELIFE TECHNOLOGIES CORP.

Pro-Forma Balance Sheets

October 31, 2017

(unaudited)

	OneLife Technologies Corp. as at October 31, 2017 $	One Media Enterprises Limited as at September 30, 2017 $	Pro-Forma Adjustments $	Note	Pro-Forma Consolidated $

ASSETS

Cash	13,410	4,648	–		18,058
Amounts receivable	10,000	–	(10,000)	3(b)	–

Total Current Assets	23,410	4,648	(10,000)		18,058

Non-current assets

Intangible assets	–	305,548	–		305,548

Total Assets	23,410	310,196	(10,000)		323,606

LIABILITIES

Current Liabilities

Accounts payable and accrued liabilities	13,144	254,640	(13,144)	3(b)	254,640
Advances from related parties	–	47,623	(10,000)	3(b)	37,623
Notes payable	141,752	1,072,959	–		1,214,711
Convertible debentures	–	230,000	–		230,000

Total Liabilities	154,896	1,605,222	(23,144)		1,736,974

STOCKHOLDERS’ EQUITY

Preferred stock, 100,000,000 authorized preferred shares with a par value of $0.00001 per share	–	–	50	3(e)	50

Common stock, 500,000,000 authorized common shares with a par value of $0.00001 per share	927	–	50	3(a)	977

Common stock, 1,000 authorized common shares with a par value of £1.00 per share	–	1,547	(1,547)	3(a)	–

Additional paid-in capital	40,176	–	(157,998)		(117,822)

Retained earnings (accumulated deficit)	(172,589)	(1,296,573)	172,589		(1,296,573)

Total Stockholders’ Equity	(131,486)	(1,295,026)	13,144		(1,413,368)

Total Liabilities and Stockholders’ Equity	23,410	310,196	(10,000)		323,606

(The accompanying notes are an integral part of these pro-forma financial statements)

ONELIFE TECHNOLOGIES CORP.

Pro-Forma Statements of Operations

For the Year Ended April 30, 2017

(Expressed in US dollars)

(unaudited)

	OneLife Technologies Corp. for the year ended April 30, 2017 $	One Media Enterprises Inc. for the year ended December 31, 2016 $	Pro-Forma Adjustments $	Pro-Forma Consolidated $

Revenues	–	–	–	–
Cost of sales	–	–	–	–

Gross profit	–	–	–	–

Operating Expenses

Amortization expense	–	100,000	–	25,000
General and administration	30,501	45,446	–	21,815

Total Operating Expenses	30,501	145,446	–	55,065

Operating loss	(30,501)	(145,446)	–	(55,065)

Other expense

Interest expense	(3,444)	(14,948)	–	(12,953)
Gain on forgiveness of debt	1,531	21,793	–	23,324

Net Loss	(32,414)	(138,601)	–	(171,015)
Weighted average shares outstanding	92,735,340		5,000,000	97,735,340
Basic and diluted loss per share	(0.00)			(0.00)

(The accompanying notes are an integral part of these pro-forma financial statements)

ONELIFE TECHNOLOGIES CORP.

Pro-Forma Statements of Operations

For the Six Months Ended October 31, 2017

(Expressed in US dollars)

(unaudited)

	OneLife Technologies Corp. for the six months ended October 31, 2017 $	One Media Enterprises Inc. for the six months ended September 30, 2017 $	Pro-Forma Adjustments $	Pro-Forma Consolidated $

Revenues	–	1,612	–	1,612
Cost of sales	–	685	–	685

Gross profit	–	927	–	927

Operating Expenses

Amortization expense	–	50,000	–	50,000
Consulting expense	–	16,500	–	16,500
General and administration	25,530	14,626	–	40,156
Management fees	14,500	–	–	14,500

Total Operating Expenses	40,030	81,126	–	121,156

Operating loss	(40,030)	(80,199)	–	(120,229)

Other expense

Interest expense	(3,220)	(22,650)	–	(25,870)
Loss on foreign currency translation		(6,416)	–	(6,416)

Net Loss	(43,250)	(109,265)	–	(152,515)

Weighted average shares outstanding	92,735,340		5,000,000	97,735,340
Basic and diluted pro forma loss per share	(0.00)			(0.00)

(The accompanying notes are an integral part of these pro-forma financial statements)

ONELIFE TECHNOLOGIES CORP.

Notes to the Pro-Forma Consolidated Financial Statements

(unaudited)

1.Basis of Presentation

On May 8, 2017, OneLife Technologies Corp. (“OneLife” or the “Company”) entered into a share exchange agreement with One Media Enterprises Inc. (“One Media”), a private corporation formed under the laws of the State of Delaware. Under the terms of the share exchange agreement, OneLife acquired 100% of the issued and outstanding common shares of One Media in exchange for the issuance of 40,000,000 restricted common shares and 5,000,000 preferred shares of the Company, and subject to the return and cancellation of 35,000,000 common shares of the Company, a two-for-one forward split of the Company’s shares (completed), and the finalization of audited financial statements of One Media. The share exchange agreement was approved and closed on December 4, 2017. In addition, on April 21, 2017, the President of One Media acquired 70,000,000 common shares of the Company in a private transaction with the President and Director of the Company for $20,000. As a result of the transactions, the Company has 97,735,340 issued and outstanding common shares, of which the shareholders of One Media holds 75,000,000 common shares or 76.7% of the issued and common shares of the Company, resulting in a reverse merger whereby One Media is considered the accounting acquirer.

These unaudited pro forma financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in US dollars. These pro forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual and interim financial statements of OneLife.

Generally, pro forma condensed statements of income are presented using the registrant’s fiscal year end. However, the most recent fiscal year end of One Media differs from the registrant’s most recent fiscal year end by more than 93 days, and it is impracticable to bring it up to within 93 days of the registrant’s most recent fiscal year end as management would incur significant financial hardship in doing so. Therefore, the annual pro forma financial statements are presented using the fiscal year end of the registrant and the fiscal year end of One Media.

These pro forma financial statements have been compiled from and include:

(a) an unaudited pro forma balance sheet combining the unaudited interim balance sheet of OneLife as of October 31, 2017 and One Media as of September 30, 2017, which represents the most current financial information available for either company and giving effect to the transaction as if it occurred on the date of the share exchange agreement, on the basis that there have been no material modifications in either company’s financial position from the most current reporting date to the date of the share exchange agreement; and

(b) an unaudited pro forma statement of operations combining the unaudited interim statement of operations of OneLife for the six months ended October 31, 2017 and One Media for the six months ended September 30, 2017, giving effect to the transaction as if it occurred on the date of the share exchange agreement.

(c) an unaudited pro forma statement of operations combining the unaudited interim statement of operations of OneLife for the year ended April 30, 2017 and One Media for the year ended December 31, 2016, giving effect to the transaction as if it occurred on the date of the share exchange agreement.

The unaudited pro forma financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of OneLife for the year ended April 30, 2017. Based on the review of the accounting policies of OneLife and One Media, there are no material accounting differences between the accounting policies of the companies. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of OneLife.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with OneLife’s accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma statement of operations does not reflect non-recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

ONELIFE TECHNOLOGIES CORP.

Notes to the Pro-Forma Consolidated Financial Statements

(unaudited)

1.Basis of Presentation (continued)

The unaudited pro forma financial statements are not intended to reflect the results of operations or the financial position of OneLife which would have actually resulted had the proposed transaction been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The pro forma adjustments and allocations of the purchase price for One Media are based in part on provisional estimates of the fair value of the assets acquired and liabilities assumed. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma consolidated financial statements.

2.Share Exchange Agreement between OneLife and One Media

On May 8, 2017, the Company entered into a share exchange agreement with One Media for all of the issued and outstanding common shares of One Media in exchange for the issuance of 40,000,000 restricted common shares and 5,000,000 preferred shares of the Company. The share exchange agreement was ratified and approved on December 4, 2017.

As a result of the share exchange agreement and the subsequent private purchase of additional common shares of the Company by the President and Director of One Media, the shareholders of One Media will control approximately 76% of the issued and outstanding common shares of OneLife, resulting in a change in control. The transaction was accounted for as a reverse recapitalization transaction, given the fact that the Company held no net monetary assets at the date of the merger transaction. As One Media is deemed to be the purchaser for accounting purposes under recapitalization accounting, these pro forma financial statements are presented as a continuation of One Media. The equity of One Media is presented as the equity of the combined company and the capital stock account of One Media is adjusted to reflect the par value of the outstanding and issued common stock of the legal acquirer (OneLife) after giving effect to the number of shares issued in the share exchange agreement.

3.Pro Forma Assumptions and Adjustments

The unaudited pro-forma consolidated financial statements incorporate the following pro forma assumptions and adjustments:

(a)For purposes of these pro-forma consolidated financial statements, it is assumed that all shareholders of One Media exchanged their 35,000,000 common shares for 40,000,000 common shares and 5,000,000 preferred shares of OneLife, at a rate of 40,000 common shares and 5,000 preferred shares of OneLife per common share of One Media;

(b)The accounts payable and accrued liabilities of OneLife are not to be assumed by One Media and the intercompany $10,000 loan from One Media to One Life has been eliminated;

(c)For the pro-forma consolidated balance sheet, there are no material differences between September 30, 2017 and October 31, 2017 for One Media’s financial information, as September 30, 2017 is the most recent financial information readily available for One Media;

(d)For the pro-forma consolidated statement of operations, the twelve month information for One Media is reflected as of December 31, 2016 and represents the most recent and available information for the company; and

(e)The fair value of the preferred shares of OneLife is assumed to be equal to the par value, until such time where fair value can be determined through an independent valuation. The preferred shares is convertible into common shares on a basis of 10 common shares per preferred share, and each preferred share is equivalent to 125 votes per common share.

ONELIFE TECHNOLOGIES CORP.

Notes to the Pro-Forma Consolidated Financial Statements

(unaudited)

4.Pro-Forma Share Equity

Pro-forma common and preferred shares as at October 31, 2017 have been determined as follows:

	Number of Preferred Shares	Par Value $	Number of Common Shares	Par Value $	Additional Paid-in Capital $

Issued and outstanding common shares of OneLife	–	–	92,735,340	927	40,176
Issued and outstanding common shares of One Media	–	–	1,000	1,547	–
Eliminate issued and outstanding common shares of One Media	–	–	(1,000)	(1,547)	1,547
Cancellation of common shares as part of acquisition	–	–	(35,000,000)	(350)	350
Issuance of common shares to One Media shareholders for acquisition	–	–	40,000,000	400	(400)
Issuance of preferred shares to One Media shareholders for acquisition	5,000,000	50	–	–	(50)
Elimination of accumulated deficit of OneLife and effects of not assuming OneLife liabilities	–	–	–	–	(159,445)

Pro-forma balance, October 31, 2017	5,000,000	50	97,735,340	977	(117,822)

5.Pro-Forma Loss Per Share

Pro-forma basic and diluted loss per share for the year ended April 30, 2017 and six months ended October 31, 2017 have been calculated based on the weighted average number of OneLife common shares outstanding plus the common shares issued for the acquisition of One Media:

	Year Ended April 30, 2017	Six months ended October 31, 2017

Basic pro forma loss per share computation

Numerator:
Pro forma net loss available to stockholders	$ (171,015)	$ (152,515)

Denominator:
Weighted average issued and outstanding common shares of the Company	92,735,340	92,735,340
Cancellation of common shares as part of acquisition	(35,000,000)	(35,000,000)
Common shares issued for acquisition of One Media	40,000,000	40,000,000
Pro forma weighted average shares outstanding	97,735,340	97,735,340

Basic and diluted pro forma loss per share	(0.00)	(0.00)